UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 20, 2011

AQUILEX HOLDINGS LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-166853	02-0795750

(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3344 Peachtree Rd, N.E. Suite 2100, Atlanta, Georgia		30326
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (404) 869-6677

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Restructuring Support Agreement and Term Sheet

On December 23, 2011, Aquilex Holdings, LLC (the “Company”), Aquilex Acquisition Sub III, LLC, its direct parent, and certain other of its subsidiaries (collectively, the “Aquilex Parties”), entered into the Restructuring Support Agreement (the “Restructuring Support Agreement”) with, among others, (i) holders and managers with discretionary authority representing approximately 92% of the aggregate outstanding principal amount of the Company’s 11.125% Senior Notes due 2016 (the “Aquilex Senior Notes”) under that certain Indenture, dated as of December 23, 2009, as amended by the First Supplemental Indenture, dated as of December 20, 2011 (as amended, the “Indenture”), by and among the Company and Aquilex Finance Corp., as issuers, each of the guarantors named therein and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as the indenture trustee (the “Consenting Noteholders”), (ii) beneficial holders representing 100% of the aggregate outstanding principal amount of the loans (the “First Lien Loan”) under that certain Amended and Restated Credit Agreement, dated as of April 1, 2010 (as amended, the “First Lien Credit Agreement”), by and among the Company, as borrower, each of the guarantors named therein, the lenders party thereto and Royal Bank of Canada (“RBC”), as administrative agent and collateral agent (the “Consenting First Lien Lenders” and, together with the Consenting Noteholders, the “Consenting Lenders”), (iii) the Consenting Noteholders, as beneficial holders of 100% of the aggregate outstanding principal amount of the loans (the “Second Lien Loan”) under that certain Credit Agreement, dated as of November 15, 2011 (the “Second Lien Credit Agreement”), by and among the Company, as borrower, each of the guarantors named therein, the Consenting Noteholders and U.S. Bank, as administrative and collateral agent, (iv) Aquilex Holdco L.P. and (v) the Ontario Teachers’ Pension Plan Board in its capacity as holder of 98.5% of the equity interests in Aquilex Holdco L.P.

As set forth in the Term Sheet attached to the Restructuring Support Agreement, the parties to the Restructuring Support Agreement have agreed to the principal terms of a proposed financial restructuring (the “Restructuring”) of the existing debt of the Aquilex Parties, which Restructuring will be implemented through the simultaneous commencement of (i) an out-of-court offer (the “Exchange Offer”) to exchange the Aquilex Senior Notes for Class A Units of the Company (“Common Units”) or for a cash amount described below and (ii) the solicitation of votes for a prepackaged plan of reorganization (the “Prepackaged Plan”) under Title 11 of the United States Code (the “Bankruptcy Code”). In connection with the Restructuring, the Company will also commence a rights offering (the “Rights Offering”) with an aggregate offering amount of $80 million, pursuant to which certain holders of the Aquilex Senior Notes will be entitled to subscribe for their pro rata share of Class B Units of the Company ( “Preferred Units”).

Pursuant to the terms of the Restructuring Support Agreement, each Consenting Lender has agreed, among other things, subject to certain conditions, to vote to accept the Prepackaged Plan. In addition, each Consenting Noteholder has agreed, among other things, subject to certain conditions, to (a) tender and not withdraw its Aquilex Senior Notes in the Exchange Offer, (b) consent to certain proposed amendments to the Indenture (the “Proposed Amendments”), and (c) provide the Backstop Commitment (as defined below).

As part of the Restructuring, upon the date of the closing of the Restructuring:

•

each lender under the First Lien Credit Agreement shall be entitled to receive its pro rata share of (a) (1) $65 million in cash, less, if the Prepackaged Plan is filed with the Bankruptcy Court, the amount of the First Lien Loan rolled up into the DIP Facilities (as defined below), if applicable, and (2) a senior secured term loan facility (the “Term Loan Facility”), the terms of which are described below, or (b) at the option of the Company and certain Consenting Noteholders, cash in an amount equal to the amount necessary to repay the First Lien Loan in full;

•	each Consenting Noteholder, as a lender under the Second Lien Credit Agreement, shall be entitled to receive its pro rata share of Preferred Units;

•

each holder of Aquilex Senior Notes (“Noteholder”) that complies with the Exchange Offer procedures and elects to exchange its Aquilex Senior Notes in the Exchange Offer shall be entitled to receive, at its option, either, (a) if such Noteholder is an accredited investor (an “Eligible Noteholder”), its pro rata share of Common Units and the right to participate in the Rights Offering and purchase its pro rata share of the Preferred Units offered in the Rights Offering or (b) cash in an amount equal to (1) a range of 24.8% - 27.7% of the principal amount of such Noteholders’ Aquilex Senior Notes, depending on the degree of holder participation in the Exchange Offer or, (2) if such Noteholder is not an accredited investor (a “Non-Eligible Noteholder”) and owned its Aquilex Senior Notes on December 23, 2011, 37.5% of the principal amount of such Non-Eligible Noteholders’ Aquilex Senior Notes;

•

each Non-Eligible Noteholder who tenders into the Exchange Offer and purchased its Aquilex Senior Notes after December 23, 2011, shall be entitled to receive cash in an amount equal to a range of 24.8% - 27.7% of the principal amount of such Noteholders’ Aquilex Senior Notes, depending on the degree of holder participation in the Exchange Offer;

•

each Noteholder who tenders into the Exchange Offer (other than the Consenting Noteholders) will also receive a 3% consent fee (based on the principal amount of the Aquilex Senior Notes tendered by such Noteholder) if the Restructuring is consummated pursuant to the Exchange Offer;

•

each non-tendering Eligible Noteholder shall (a) retain its Aquilex Senior Notes if the Restructuring is consummated through the Exchange Offer or (b) receive cash in an amount equal to a range of 22.3% - 25.1% of the principal amount of such Noteholders’ Aquilex Senior Notes if the Restructuring is consummated pursuant to the Prepackaged Plan;

•

each non-tendering Non-Eligible Noteholder shall (1) retain its Aquilex Senior Notes if the Restructuring is consummated through the Exchange Offer or (2) receive cash in an amount equal to 37.5% of the principal amount of such Noteholders’ Aquilex Senior Notes (unless it acquired its Senior Notes after December 23, 2011, in which case it would be entitled to the same percentage as a non-tendering Eligible Noteholder) if the Restructuring is consummated through the Prepackaged Plan, unless it informs the Company that it would like to receive its distribution in the form of Common Units in lieu of cash;

•

each holder of an allowed general unsecured claim shall be entitled to receive, in full and final satisfaction of such claims, payment in full in cash in the ordinary course of business as and when due and payable; and

•	all equity interests of the Company outstanding immediately prior to the closing of the Restructuring will be canceled.

The Restructuring Support Agreement may be terminated upon the occurrence of the following conditions, among others: (i) certain breaches of the Restructuring Support Agreement by the Aquilex Parties; (ii) the occurrence of an event having a material adverse effect on the Aquilex Parties; or (iii) the failure to complete various stages of the Restructuring by certain dates. The Restructuring Support Agreement requires the Company to commence the Exchange Offer and solicitation of consents to the Proposed Amendments and acceptances of the Prepackaged Plan by December 23, 2011, and to close the Exchange Offer or, alternatively, to file a plan of reorganization under the Prepackaged Plan, by January 27, 2012. Termination of the Restructuring Support Agreement would give Consenting Lenders the right to revoke or withdraw their tenders and consents in the Exchange Offer and their votes to accept the Prepackaged Plan.

The new securities to be issued pursuant to the financial restructuring transaction have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. Therefore, the new securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. This Current Report on Form 8-K does not constitute an offer to sell or buy, nor the solicitation of an offer to sell or buy, any securities referred to herein, nor is this Current Report on Form 8-K a solicitation of consents to or votes to accept any chapter 11 plan. Any solicitation or offer will only be made pursuant to a confidential offering memorandum and disclosure statement (the “Offering Memorandum”) and only to such persons and in such jurisdictions as is permitted under applicable law.

Backstop Purchase Agreement

Also on December 23, 2011, the Aquilex Parties entered into a Backstop Purchase Agreement (the “Backstop Agreement”) with the Consenting Noteholders, pursuant to which each Consenting Noteholder has agreed, among other things, to purchase in the aggregate, at the Rights Offering purchase price, all of the Preferred Units that are not subscribed for prior to the closing of the Rights Offering (the “Backstop Commitment”). In exchange for providing the Backstop Commitment, the Consenting Noteholders will receive a backstop fee, which was deemed earned upon receipt of the DIP Commitment (defined below), in an amount equal to $3,631,753 (the “Backstop Fee”), which was paid in the form of a dollar for dollar increase in the principal amount of the Second Lien Loan which, in turn, will convert into Preferred Units at the Rights Offering price, if the Restructuring is consummated, or in cash, if the Restructuring is not consummated. The Backstop Agreement may be terminated upon the occurrence of the following conditions, among others: (i) certain breaches of the Backstop Agreement by the Aquilex Parties, (ii) the failure to complete various stages of the Restructuring by certain dates, or (iii) the termination of the Restructuring Support Agreement. In addition, if the Restructuring is consummated pursuant to the Prepackaged Plan, the Consenting Noteholders will pay an additional $5 million in cash to the Company in exchange for additional Preferred Units at the Rights Offering price so as to provide additional liquidity to cover incremental costs associated with the potential filing of cases under Chapter 11 of the Bankruptcy Code. The Consenting Noteholders also have the right, with the Company’s consent, to pay up to an additional $5 million in cash in exchange for additional Preferred Units at the

Rights Offering price if they and the Company agree that the Company needs such additional liquidity as of the closing of the Restructuring. The Consenting Noteholders have also agreed to provide to the Company cash to fund the cash option amount that may be elected by Noteholders and the consent fee in exchange for additional Preferred Units at the Rights Offering price.

Supplemental Indenture

On December 20, 2011, the parties to the Indenture entered into a First Supplemental Indenture (the “Supplemental Indenture”), for the purpose of deleting the provision in the Indenture requiring the payment of a consent fee to all Noteholders in connection with amendments to the Indenture, if such a fee is paid to any Noteholder.

DIP Commitment Letter

On December 23, 2011, the Company obtained, in connection with a potential filing of cases (the “Cases”) under Chapter 11 of the Bankruptcy Code, a commitment (the “DIP Commitment”) for senior secured superpriority debtor-in-possession facilities (the “DIP Facilities”) pursuant to the terms of a commitment letter (the “DIP Commitment Letter”) with RBC, Credit Suisse AG, Cayman Islands Branch (“CS”) and Morgan Stanley Senior Funding Inc. (“MSSF”). The DIP Facilities include (i) a $10 million revolving facility (the “DIP Revolving Facility”), (ii) a $13.2 million letter of credit facility (the “DIP LC Facility”), and (iii) the roll-up (the “Roll-Up Facility”) of $55 million of obligations under the First Lien Credit Agreement. Subject to certain conditions, RBC has committed to provide the full amount of the DIP Revolving Facility and 56.25% of the DIP LC Facility; CS has committed to provide 11.50% of the DIP LC Facility; and MSSF has committed to provide 32.25% of the DIP LC Facility. The DIP Commitment Letter provides that letters of credit under the First Lien Credit Agreement will be deemed issued under the DIP LC Facility and that any drawings under such assumed letters of credit will be reimbursed by the Company with its own funds or with proceeds of loans under the DIP LC Facility. Loans under the DIP Revolving Facility and loans made to repay reimbursement obligations under the DIP LC Facility will bear interest at a rate per annum equal to a base rate plus 5.25% or the adjusted LIBOR rate plus 6.25% (subject to a LIBOR floor of 1.50% and a corresponding base rate floor). Loans under the Roll-Up Facility will bear interest at a rate per annum equal to a base rate plus 6.25% or the adjusted LIBOR rate plus 7.25% (subject to a LIBOR floor of 1.50% and a corresponding base rate floor). The Company will be required to pay certain fees in connection with the DIP Facilities, including, among other things: (i) a closing fee equal to 2.00% of the DIP Revolving Facility; (ii) an undrawn commitment fee of 1.00% per annum in respect of the daily average undrawn portion of the DIP Revolving Facility and the available portion of the DIP LC Facility, and (iii) a letter of credit fronting fee equal to the greater of (x) $500 and (y) 0.25% per annum on the face amount of each letter of credit. The DIP Commitment expires on the earlier of (i) the date that is seven days after the commencement of the Cases and (ii) February 15, 2012.

Revolving Facility Commitment Letter

On December 23, 2011, the Company obtained, in connection with a potential filing of the Cases or, in the alternative, for purposes of implementing an out-of-court restructuring, a partial commitment from RBC in respect of a $40 million senior secured first-priority revolving credit facility, inclusive of a $20 million letter-of-credit subfacility (the “Revolving Credit Facility”), pursuant to the terms of a commitment letter with RBC (the “Revolving Facility Commitment Letter”). Under such Revolving Facility Commitment Letter, RBC has committed to provide $15 million of the Revolving Credit Facility subject to certain conditions (including obtaining commitments from one or more financial institutions for at least $25 million of the Revolving Credit Facility). The principal amount outstanding under the Revolving Credit Facility will be due and payable in full on April 1, 2016 and borrowings under such Revolving Credit Facility will bear interest at a rate per annum equal to a base rate plus 6.25% or the adjusted LIBOR rate plus 7.25%. All obligations under the Revolving Credit Facility, and the guarantees of those obligations, will be secured, subject to certain exceptions, by a perfected first-priority security interest in substantially all of the assets of the Company and each of the other Aquilex Parties that will be party to the Revolving Credit Facility. The Revolving Credit Facility will include a number of affirmative and negative covenants that are usual and customary for financings of this kind and the following financial covenants: (i) minimum liquidity, (ii) minimum fixed charge coverage ratio and (iii) maximum total net senior secured leverage ratio. In addition, the Revolving Credit Facility will include events of default that are usual and customary for financings of this kind. Under the Revolving Credit Facility, the Company will be required to pay certain fees to the lenders, including, among other things, (i) a closing fee equal to 2.00% of each lender’s commitments under the Revolving Credit Facility, (ii) a commitment fee of 1.00% per annum in respect of unutilized commitments and (iii) a letter of credit fronting fee equal to the greater of (x) $500 and (y) 0.25% per annum on the face amount of each letter of credit. The commitment under the Revolving Facility Commitment Letter expires on February 15, 2012 or, if the Cases are commenced, May 15, 2012.

Term Loan Facility

Exhibit E to the Restructuring Support Agreement provides for the terms of the Term Loan Facility. Such Term Loan Facility will be secured, subject to certain exceptions, by a perfected second-priority security interest in substantially all of the assets of the Company and each of the other Aquilex Parties that will be party to the Term Loan Facility. The collateral agent under the Term Loan Facility will enter into a customary intercreditor agreement with the collateral agent under the Revolving Credit Facility. The Term Loan Facility will include a number of affirmative and negative covenants that are usual and customary for financings of this kind and the following financial covenants: (i) minimum liquidity, (ii) minimum fixed charge coverage ratio and (iii) maximum total net senior secured leverage ratio. Borrowings under the Term Loan Facility will initially bear interest at a rate per annum equal to a base rate plus 6.25% or the adjusted LIBOR Rate plus 7.25% (subject to a LIBOR floor of 1.50% and a corresponding base rate floor of one-month LIBOR (after giving effect to any LIBOR floor) plus 1.00%). After financial statements are delivered for the fiscal quarter ending March 31, 2013, the applicable margin shall be set in accordance with a consolidated net senior secured leverage grid. The Company will be required to pay, among certain other fees and expenses, a closing fee to each of the Consenting First Lien Lenders an amount equal to 2.00% of such lender’s loans under the Term Loan Facility on the closing date.

Amendment to First Lien Credit Agreement and First Lien Forbearance Agreement

On December 23, 2011, the Company, certain of the other Aquilex Parties, RBC, and the lenders party to such agreement, entered into a Second Amendment to Forbearance Agreement and Fourth Amendment to Amended and Restated Credit Agreement (the “First Lien Amendment”) in connection with (i) the Forbearance Agreement and Second Amendment to Amended and Restated Credit Agreement, dated as of October 13, 2011, by and among the Company, certain of the other Aquilex Parties, RBC, and the lenders party to such agreement (the “First Lien Forbearance Agreement”) and (ii) the First Lien Credit Agreement. The First Lien Amendment provides, among other things, that, if the date on or before which the Company must either consummate an out-of-court restructuring or commence the Cases to implement the Prepackaged Plan is extended pursuant to the terms of the Restructuring Support Agreement, the forbearance period under the First Lien Forbearance Agreement will end on the earlier to occur of (i) a forbearance default (as defined in the First Lien Forbearance Agreement) and (ii) such extended date.

Amendment to Notes Forbearance Agreement

On December 23, 2011, the Company, certain of the other Aquilex Parties, and the Consenting Noteholders entered into an Amendment No. 1 to Forbearance Agreement (the “Notes Forbearance Amendment”) in connection with the Forbearance Agreement, dated as of November 15, 2011, by and among the Company, certain of the other Aquilex Parties, and holders of more than a majority of the Aquilex Senior Notes (the “Notes Forbearance Agreement”). The Notes Forbearance Amendment provides, among other things, that, if the date on or before which the Company must either consummate an out-of-court restructuring or commence the Cases to implement the Prepackaged Plan is extended pursuant to the terms of the Restructuring Support Agreement, the forbearance period under the Notes Forbearance Agreement will end on the earlier to occur of (i) such extended date and (ii) another forbearance termination event (as defined in the Notes Forbearance Agreement).

Amendment to Second Lien Credit Agreement

On December 23, 2011, the Company and the Consenting Noteholders, as lenders, entered into a Fourth Amendment (the “Second Lien Amendment”) to the Second Lien Credit Agreement. Pursuant to the Second Lien Amendment, among other modifications, the parties agreed to extend the maturity date of the Second Lien Loans from February 3, 2012 to February 15, 2012.

The foregoing descriptions of the Restructuring Support Agreement, Term Sheet, Backstop Agreement, Supplemental Indenture, DIP Commitment Letter, Revolving Facility Commitment Letter, First Lien Amendment, Second Lien Amendment and Notes Forbearance Amendment, and the terms of the Term Loan Facility, do not purport to be complete and are qualified in their entirety by reference to, and should be read in conjunction with, the full text of these documents, which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7 and 10.8 hereto, each of which is hereby incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The foregoing descriptions of the DIP Commitment Letter, Revolving Facility Commitment Letter and Term Loan Facility are hereby incorporated into this Item 2.03 by reference.

Item 7.01	Regulation FD Disclosure

The Company announced today that, in accordance with the terms of the Restructuring Support Agreement, it is commencing the Exchange Offer, the solicitation of consents to the Proposed Amendments, the Rights Offering and the solicitation of acceptances of the Prepackaged Plan. As disclosed above, the new securities to be issued pursuant to the financial restructuring transaction have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. The offering of the new securities will only be made pursuant to the Offering Memorandum.

In the Offering Memorandum, the Company is providing certain information in connection with the offering of the new securities and the Restructuring about itself and its subsidiaries that is not now publicly available to potential investors in its existing securities, including the Aquilex Senior Notes. The information included herein and in Exhibits 99.1, 99.2, 99.3 and 99.4 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

The projections included in Exhibit 99.2 reflect numerous estimates and assumptions made by management of the Company with respect to its financial condition; the performance of its business and conditions within its industry; general economic, market and financial conditions and numerous other matters. These factors are all difficult to predict accurately and in many cases are outside of the Company’s control. Consequently, it is likely that actual results will differ from those reflected in the projections included in Exhibit 99.2 and such differences may be material. The Company has not made and does not make any representation to any person regarding the Company’s future results, and does not intend to publicly update the projections included in Exhibit 99.2 to reflect more current facts or estimates or the occurrence of future events, including if the facts, estimates and assumptions upon which the projections included in Exhibit 99.2 are based are erroneous.

Item 8.01	Other Events

On December 23, 2011, the Company issued a press release regarding its reaching an agreement with certain lenders and noteholders with respect to the terms of the proposed restructuring transaction and the commencement of the Exchange Offer. The full text of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d)

10.1	Restructuring Support Agreement, dated as of December 23, 2011, by and among Aquilex Acquisition Sub, Aquilex Holdings LLC, the Consenting Noteholders (as defined therein), the First Lien Agent (as defined therein), the Consenting First Lien Lenders (as defined therein), the Second Lien Agent (as defined therein), the Consenting Second Lien Lenders (as defined therein), Aquilex HoldCo L.P. and the Ontario Teachers' Pension Plan Board, in its capacity as holder of 98.5% of the equity interests in Aquilex HoldCo L.P.

10.2	Backstop Purchase Agreement, dated as of December 23, 2011, by and among Aquilex Acquisition Sub III, LLC, Aquilex Holdings, LLC, the Aquilex Parties (as defined therein) and the Backstop Parties (as defined therein)

10.3	First Supplemental Indenture, dated as of December 20, 2011, by and among Aquilex Holdings, LLC, Aquilex Finance Corp., each of the guarantors named therein and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB)

10.4	Commitment Letter (DIP Facilities), dated as of December 23, 2011, by and among Royal Bank of Canada, Credit Suisse AG, Credit Suisse AG, Cayman Islands Branch, Morgan Stanley Senior Funding Inc. and Aquilex Holdings LLC

10.5	Commitment Letter (Revolving Credit Facility), dated as of December 23, 2011, by and among Royal Bank of Canada, Aquilex Holdings LLC and Aquilex Acquisition Holdings, LLC

10.6	Second Amendment to Forbearance Agreement and Fourth Amendment to Amended and Restated Credit Agreement, dated as of December 23, 2011, by and among Aquilex Holdings LLC, certain of its affiliates, Royal Bank of Canada, as Administrative Agent and Collateral Agent and as L/C Issuer, and the lenders party thereto

10.7	Fourth Amendment to Credit Agreement, dated as of December 23, 2011, by and among Aquilex Holdings LLC, U.S. Bank National Association, and the lenders party thereto.

10.8	Amendment No. 1 to Forbearance Agreement, dated as of December 23, 2011, by and among Aquilex Holdings LLC, Aquilex Finance Corp., certain subsidiaries of Aquilex Holdings LLC, and certain beneficial owners and/or investment advisors or managers of discretionary accounts for the holders or beneficial owners of the 11.125% Senior Notes due 2016.

99.1	The unaudited pro forma consolidated balance sheet information, which is being made available in connection with the offering of the new securities and the Restructuring, after giving effect to thereto.

99.2	The projections of certain financial information for restructuring, which is being made available in connection with the offering of the new securities and the Restructuring, after giving effect to thereto.

99.3	The valuation analysis, which is being made available in connection with the offering of the new securities and the Restructuring.

99.4	The Chapter 7 liquidation analysis, which is being made available in connection with the offering of the new securities and the Restructuring.

99.5	Press Release, dated December 23, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aquilex Holdings LLC

By:
/s/ Jay W. Ferguson
Name:	Jay W. Ferguson

Title:	Senior Vice President and Chief Financial Officer

Date: December 23, 2011

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Restructuring Support Agreement, dated as of December 23, 2011, by and among Aquilex Acquisition Sub, Aquilex Holdings LLC, the Consenting Noteholders (as defined therein), the First Lien Agent (as defined therein), the Consenting First Lien Lenders (as defined therein), the Second Lien Agent (as defined therein), the Consenting Second Lien Lenders (as defined therein), Aquilex HoldCo L.P. and the Ontario Teachers’ Pension Plan Board, in its capacity as holder of 98.5% of the equity interests in Aquilex HoldCo L.P.

10.2	Backstop Purchase Agreement, dated as of December 23, 2011, by and among Aquilex Acquisition Sub III, LLC, Aquilex Holdings, LLC, the Aquilex Parties (as defined therein) and the Backstop Parties (as defined therein)

10.3	First Supplemental Indenture, dated as of December 20, 2011, by and among Aquilex Holdings, LLC, Aquilex Finance Corp., each of the guarantors named therein and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB)

10.4	Commitment Letter (DIP Facilities), dated as of December 23, 2011, by and among Royal Bank of Canada, Credit Suisse AG, Credit Suisse AG, Cayman Islands Branch, Morgan Stanley Senior Funding Inc. and Aquilex Holdings LLC

10.5	Commitment Letter (Revolving Credit Facility), dated as of December 23, 2011, by and among Royal Bank of Canada, Aquilex Holdings LLC and Aquilex Acquisition Holdings, LLC

10.6	Second Amendment to Forbearance Agreement and Fourth Amendment to Amended and Restated Credit Agreement, dated as of December 23, 2011, by and among Aquilex Holdings LLC, certain of its affiliates, Royal Bank of Canada, as Administrative Agent and Collateral Agent and as L/C Issuer, and the lenders party thereto

10.7	Fourth Amendment to Credit Agreement, dated as of December 23, 2011, by and among Aquilex Holdings LLC, U.S. Bank National Association, and the lenders party thereto

10.8	Amendment No. 1 to Forbearance Agreement, dated as of December 23, 2011, by and among Aquilex Holdings LLC, Aquilex Finance Corp., certain subsidiaries of Aquilex Holdings LLC, and certain beneficial owners and/or investment advisors or managers of discretionary accounts for the holders or beneficial owners of the 11.125% Senior Notes due 2016.

99.1	The unaudited pro forma consolidated balance sheet information, which is being made available in connection with the offering of the new securities and the Restructuring, after giving effect to thereto.

99.2	The projections of certain financial information for restructuring, which is being made available in connection with the offering of the new securities and the Restructuring, after giving effect to thereto.

99.3	The valuation analysis, which is being made available in connection with the offering of the new securities and the Restructuring.

99.4	The Chapter 7 liquidation analysis, which is being made available in connection with the offering of the new securities and the Restructuring.

99.5	Press Release, dated December 23, 2011